UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 8, 2004


                                  ANACOMP, INC.
________________________________________________________________________________
             (Exact Name of Registrant as Specified in its Charter)


INDIANA                              1-08328                    35-112430
________________________________________________________________________________
(State or Other Jurisdiction       (Commission                (IRS Employer
     of Incorporation)              File Number)             Identification No.)


             15378 AVENUE OF SCIENCE, SAN DIEGO, California              92128
        ______________________________________________________         _________
            (Address of Principal Executive Offices)                  (Zip Code)

       Registrant's telephone number, including area code: (858) 716-3400
                                                           _________________

                                 Not Applicable
                      ___________________________________
         (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

     (a) On November 8, 2004, Anacomp, Inc. (the "Company") announced that the Company and William R. Pesch have entered into an employment agreement, effective as of November 15, 2004 (the "Employment Agreement"). The initial term of the Employment Agreement is for one year and such term shall automatically renew for successive one-year terms unless and until the Employment Agreement is terminated by either party. Under the Employment Agreement, Mr. Pesch will: (i) serve as President and Chief Operating Officer of the Company and report to Jeffrey R. Cramer, the Company's Chief Executive Officer; (ii) be entitled to an initial annual base salary of $250,000 and customary Company benefits, (iii) be entitled to participate in the Company's executive incentive program in an amount equal to 50% of his annual base salary, with a guaranteed minimum cash bonus of 25% of his annual base salary during the first year of his employment, pro-rated for such period; (iv) pursuant to an incentive stock option agreement ("Option Agreement") receive incentive stock options representing 32,500 shares of common stock of the Company, which options shall (A) vest in equal portions over the next 4 years at a rate of 25% of the entire option grant on each anniversary of Mr. Pesch's start date and (B) become immediately vested and exercisable in full upon a change of control of the Company; (v) be entitled to reimbursement of relocation expenses not to exceed $39,000, standard moving expenses and a cost-of-living adjustment of $3,000/month for the first twelve months of his employment; (vi) subject to his execution of a release in favor of the Company, be entitled to receive certain severance benefits (one year of base salary and insurance benefits) if he is terminated without cause or the Company undergoes a change of control; and (vii) agree to comply with the terms and conditions of the Company's (A) Confidentiality, Non-Competition and Non-Disclosure Agreement, (B) Employee Innovations and Proprietary Rights Assignment Agreement, and (C) Change of Control Severance Agreement.

     This description of the material terms of the Employment Agreement (including the Exhibits thereto) and the Option Agreement are qualified in their entirety by reference to the Employment Agreement and the Option Agreement, which are attached hereto as Exhibit 10.15 and Exhibit 10.16, respectively, and incorporated herein by reference.



Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) Effective as of November 15, 2004, in connection with the simultaneous appointment of Mr. Pesch as President and Chief Operating Officer of the Company, Jeffrey R. Cramer will resign from his position as President of the Company. Mr. Cramer will continue to serve as Chief Executive Officer and director of the Company.

     (c) As described under Item 1.01 above, on November 8, 2004, the Company announced the appointment of Mr. Pesch as President and Chief Operating Officer of the Company, effective as of November 15, 2004. A copy of the related press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The material terms and conditions of Mr. Pesch's employment with the Company are described under Item 1.01 above, which description is incorporated by reference into this Item 5.02(c).

     Mr. Pesch, age 53, served as the founder and president of WRP Associates, Inc., an interim executive leadership business for private equity firms, since 2002. From 1999 to 2001, Mr. Pesch was President of Francotyp-Postalia, Inc., a German company with a U.S. division providing electronic office and mailroom equipment. Prior to that, Mr. Pesch served in senior management positions with companies such as A.B. Dick Company, Maytag Corporation and Siemens Building Technologies. Mr. Pesch has an MBA from Harvard Business School and a Bachelor of Science degree in Electrical Engineering and Computer Science from the University of New Mexico. There are no family relationships between Mr. Pesch and any of the other officers or directors of the Company. There are no related-party transactions between Mr. Pesch and the Company that require disclosure pursuant to SEC Regulation S-K, Item 404(a).



Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

         Exhibit No.   Description
         ___________   ____________

         10.15 Employment Agreement, effective as of November 15, 2004, by and between Anacomp, Inc. and William R. Pesch.

         10.16 Incentive Stock Option Agreement, effective as of November 15, 2004, by and between Anacomp, Inc. and William R. Pesch.

         99.1          Press Release issued by Anacomp, Inc. on November 8, 2004

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 9, 2004
                                          ANACOMP, INC.

                                          By:      /s/ Paul J. Najar
                                                   ___________________________
                                          Name:    Paul J. Najar
                                          Its:     Executive Vice President,
                                                   General Counsel and Secretary

                                  Exhibit Index

Exhibit No.   Description
___________   ____________

10.15 Employment Agreement, effective as of November 15, 2004, by and between Anacomp, Inc. and William R. Pesch.

10.16 Incentive Stock Option Agreement, effective as of November 15, 2004, by and between Anacomp, Inc. and William R. Pesch.

99.1          Press Release issued by Anacomp, Inc. on November 8, 2004.